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                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41279) pertaining to the Eateries, Inc. Omnibus Equity Compensation Plan of our report dated March 4, 1996, with respect to the financial statements of Eateries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.



                                       ERNST & YOUNG LLP


Oklahoma City, Oklahoma
March 29, 1996